UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 16, 2010

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2010 Electro Rent Corporation, a California corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Telogy, LLC, a Delaware limited liability company (“Telogy”).  Telogy had previously filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware, and the Company was the winning bidder in a Bankruptcy Court auction of Telogy’s assets.  The Agreement provides for the Company to purchase the assets of Telogy (including accounts receivable and rental equipment, but excluding certain designated assets), for a stated cash purchase price of Twenty-Six Million Seven Hundred and Eight Thousand Dollars ($26,708,000), subject to adjustment, and the assumption of only selected post-closing liabilities.  Under the Agreement, the stated purchase price is adjusted based on changes in Telogy’s net accounts receivable, equipment purchases and equipment sales since September 30, 2009.  Through March 5, 2010, the net amount of all such adjustments is expected to be a reduction in the stated purchase price of approximately $1,877,000 million, as may be further adjusted as provided in the Agreement.  The asset purchase transaction is expected to close on or about March 31, subject to fulfillment or waiver of certain conditions to closing, including approval by the Bankruptcy Court under sections 363 and 365 of the Bankruptcy Code, as well as conditions related to the absence of material adverse changes and the value/amount of Telogy’s billings and  rental equipment.  This summary is subject in its entirety to the terms and conditions of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

 Item 8.01.  Other Events

The following information is furnished pursuant to Item 8.01, "Other Events."

On March 18, 2010, Electro Rent Corporation issued a press release regarding the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits.

             (d)   Exhibits.
99.1 Asset Purchase Agreement between Electro Rent Corporation and Telogy, LLC, dated as of March 16, 2010.   The schedules and exhibits to the Agreement in this Exhibit 99.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The description of the omitted schedules and exhibits is contained within the Agreement.   Electro Rent Corporation  hereby agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.
99.2 Press release dated March 18, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: March 22, 2010	By:	/s/ Craig R. Jones
Craig R. Jones Vice President and Chief Financial Officer